Exhibit 99.1

Q4 2018 Supplemental Financial Report

One Paseo
(Del Mar, San Diego)

100 Hooper
(San Francisco)

2100 Kettner
(Little Italy, San Diego)

NETFLIX

Hollywood Mixed-Use Project
(Los Angeles)

Kilroy Realty Corporation
Fourth Quarter 2018 Supplemental Financial Report

This Supplemental Financial Report contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, information concerning lease expirations, debt maturities, potential investments, development and redevelopment activity, projected construction costs, dispositions and other forward-looking financial data. In some instances, forward-looking statements can be identified by the use of forward-looking terminology such as “expect,” “future,” “will,” “would,” “pursue,” or “project” and variations of such words and similar expressions that do not relate to historical matters. Forward-looking statements are based on Kilroy Realty Corporation’s current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of Kilroy Realty Corporation’s control. Accordingly, actual performance, results and events may vary materially from those indicated or implied in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses; our ability to re-lease property at or above current market rates; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or enactment or implementations of, tax laws or other applicable laws, regulations or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers' financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; and our ability to maintain our status as a REIT. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect Kilroy Realty Corporation’s business and financial performance, see the factors included under the caption “Risk Factors” in Kilroy Realty Corporation’s annual report on Form 10-K for the year ended December 31, 2017, and its other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the dates on which they are made. Kilroy Realty Corporation assumes no obligation to update any forward-looking statement made in this Supplemental Financial Report that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

Kilroy Realty Corporation
Fourth Quarter 2018 Supplemental Financial Report

Company Background

Kilroy Realty Corporation (NYSE: KRC), a publicly traded real estate investment trust and member of the S&P MidCap 400 Index, is one of the West Coast’s premier landlords. The Company has over 70 years of experience developing, acquiring and managing office and mixed-use real estate assets. At December 31, 2018, the Company’s stabilized portfolio totaled approximately 13.2 million square feet of office space that was 94.4% occupied, located in the coastal regions of Los Angeles, Orange County, San Diego, the San Francisco Bay Area and Greater Seattle and 200 residential units located in the Hollywood submarket of Los Angeles.

Board of Directors		Executive Management Team		Investor Relations
John Kilroy	Chairman	John Kilroy	President and CEO	12200 W. Olympic Blvd., Suite 200 Los Angeles, CA 90064 (310) 481-8400 Web: www.kilroyrealty.com E-mail: investorrelations@kilroyrealty.com
Edward F. Brennan, PhD	Lead Independent	John T. Fucci	Executive VP, Asset Management
Jolie Hunt		Jeffrey C. Hawken	Executive VP and COO
Scott S. Ingraham		Tracy Murphy	Executive VP, Life Science
Gary R. Stevenson		Robert Paratte	Executive VP, Leasing and Business Development
Peter B. Stoneberg		Tyler H. Rose	Executive VP and CFO
		Steve Rosetta	Executive VP and CIO
		Heidi R. Roth	Executive VP and CAO
		Justin W. Smart	Executive VP, Development and Construction Services

Equity Research Coverage

Bank of America Merrill Lynch		Green Street Advisors
James Feldman	(646) 855-5808	Daniel Ismail	(949) 640-8780
BMO Capital Markets Corp.		J.P. Morgan
John P. Kim	(212) 885-4115	Anthony Paolone	(212) 622-6682
BTIG		KeyBanc Capital Markets
Thomas Catherwood	(212) 738-6140	Craig Mailman	(917) 368-2316
Citigroup Investment Research		RBC Capital Markets
Michael Bilerman	(212) 816-1383	Mike Carroll	(440) 715-2649
D. A. Davidson		Robert W. Baird & Co.
Barry Oxford	(212) 240-9871	David B. Rodgers	(216) 737-7341
Deutsche Bank Securities, Inc.		Scotiabank
Derek Johnston	(210) 250-5683	Nicholas Yulico	(212) 225-6904
Evercore ISI		Stifel, Nicolaus & Company
Steve Sakwa	(212) 446-9462	John W. Guinee III	(443) 224-1307
Goldman Sachs & Co.		Wells Fargo
Andrew Rosivach	(212) 902-2796	Blaine Heck	(443) 263-6529

Kilroy Realty Corporation is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding Kilroy Realty Corporation’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of Kilroy Realty Corporation or its management. Kilroy Realty Corporation does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Kilroy Realty Corporation
Fourth Quarter 2018 Supplemental Financial Report

Executive Summary

Quarterly Financial Highlights	Quarterly Operating Highlights

• Net income available to common stockholders per share of $1.58 and FFO per share	• Stabilized portfolio was 94.4% occupied and 96.6% leased at quarter-end of $0.78 included the following on a per share basis:
- Charge of $0.13 ($0.12 for FFO) related to the early redemption of the 6.625%	• 717,308 square feet of leases commenced in the stabilized portfolio unsecured senior notes due June 2020
- Total gains on real estate sales of $1.53, comprised of a land gain of $0.12	• 767,917 square feet of leases executed in the stabilized portfolio
($0.11 for FFO) and operating property gains of $1.41 (gains on sales of
operating properties are not included in FFO)	- GAAP rents increased approximately 51.4% from prior levels
- Non-cash charge of $0.12 related to accrued potential future executive
retirement benefits	- Cash rents increased approximately 25.1% from prior levels

• Revenues of $190.8 million

• Same Store GAAP NOI increased 3.0% compared to the prior year

• Same Store Cash NOI decreased 0.9% compared to the prior year

Capital Markets Highlights	Strategic Highlights

• In October, drew the entire $200.0 million of eight-year, 4.35% unsecured senior	• In October, commenced GAAP revenue recognition on all 312,000 square feet of
notes privately offered in May 2018	office space 100% leased to Adobe at 100 Hooper in San Francisco’s SOMA district
• In November, signed a long-term lease with Netflix for 100% of the 355,000 square
• In November, completed a public offering of $400.0 million of 10-year senior	feet of office space at the Hollywood mixed-use project in Los Angeles
unsecured notes at 4.750% due December 2028	• In December, commenced construction on the residential component of the
Hollywood mixed-used project in Los Angeles and the office component of the One
• In December, completed the early redemption of all $250.0 million of 6.625%	Paseo mixed-use project in the Del Mar submarket of San Diego
unsecured senior notes due June 2020 for a make whole cash redemption price of	- The residential component of the Hollywood development encompasses 193
approximately $261.8 million	residential units and represents a total estimated investment of $195.0 million
- The office component of One Paseo encompasses 285,000 square feet and
• As of the date of this report, $15.0 million was outstanding on our unsecured	represents a total estimated investment of $205.0 million. It is approximately
revolving credit facility	42% pre-leased
• In November and December, completed three dispositions totaling approximately
772,000 rentable square feet for total gross proceeds of $373.0 million and total gains on sales of $154.8 million in the Sunnyvale submarket of San Francisco,
Kirkland submarket of Seattle, and the 101 Corridor submarket of Los Angeles
• In December, acquired 345 Brannan Street, a 110,000 square foot office building located in San Francisco’s SOMA district, for $146.0 million. The property is one of three adjacent KRC buildings, all of which are 100% leased to GM Cruise

________________________
Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 33-34 “Definitions Included in Supplemental.”

Kilroy Realty Corporation
Fourth Quarter 2018 Supplemental Financial Report

Financial Highlights
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended
	12/31/2018 (1)	9/30/2018	6/30/2018 (1)	3/31/2018	12/31/2017 (1)
INCOME ITEMS:
Revenues	$190,842	$186,562	$187,072	$182,822	$177,561
Lease Termination Fees, net	1,293	431	1,093	60	198
Net Operating Income (2)	137,636	131,020	129,465	132,709	127,522
Capitalized Interest and Debt Costs	19,519	19,156	15,811	13,582	13,436
Net Income Available to Common Stockholders	160,220	34,400	27,549	36,246	28,529
EBITDA, as adjusted (2) (3)	113,883	112,085	108,473	117,184	112,565
Funds From Operations (3) (4) (5) (6)	81,330	94,247	88,629	96,285	86,539
Net Income Available to Common Stockholders per common share – diluted (5)	$1.58	$0.33	$0.27	$0.36	$0.28
Funds From Operations per common share – diluted (3) (5) (6)	$0.78	$0.90	$0.86	$0.94	$0.85
LIQUIDITY ITEMS:
Funds Available for Distribution (4) (5) (7)	$51,792	$68,758	$51,953	$75,537	$51,177
Dividends per common share (5)	$0.455	$0.455	$0.455	$0.425	$0.425
RATIOS:
Net Operating Income Margins	72.1%	70.2%	69.2%	72.6%	71.8%
Interest Coverage Ratio	3.7x	3.8x	3.9x	4.5x	4.2x
Fixed Charge Coverage Ratio	3.7x	3.8x	3.9x	4.5x	4.2x
FFO Payout Ratio (3) (6)	57.5%	49.6%	52.7%	44.5%	49.5%
FAD Payout Ratio (7)	90.3%	68.0%	89.9%	56.8%	83.6%
ASSETS:
Real Estate Held for Investment before Depreciation	$8,426,632	$8,329,580	$8,138,413	$7,645,666	$7,417,777
Total Assets	7,765,707	7,562,236	7,384,784	6,965,932	6,802,838
CAPITALIZATION: (8)
Total Debt	$2,955,811	$2,891,725	$2,807,627	$2,563,517	$2,364,395
Total Common Equity and Noncontrolling Interests in the Operating Partnership	6,462,321	7,367,745	7,762,978	7,160,602	7,517,070
Total Market Capitalization	9,418,132	10,259,470	10,570,605	9,724,119	9,881,465
Total Debt / Total Market Capitalization	31.4%	28.2%	26.6%	26.4%	23.9%

______________________________________________________
Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 33-34 “Definitions Included in Supplemental.”

(1)
Net Income Available to Common Stockholders includes $142.9 million of gains on sales of depreciable operating properties, a $11.8 million gain on sale of land and a $12.6 million loss on early extinguishment of debt for the three months ended December 31, 2018, $5.6 million of provision for bad debts for the three months ended June 30, 2018 and a $5.3 million loss on early extinguishment of debt for the three months ended December 31, 2017.

(2)	Please refer to pages 35-36 for reconciliations of GAAP Net Income Available to Common Stockholders to Net Operating Income and EBITDA, as adjusted.

(3)
EBITDA, as adjusted, and Funds From Operations include a $11.8 million gain on sale of land and $5.6 million of provision for bad debts for the three months ended December 31, 2018 and June 30, 2018, respectively. The Company’s calculation of EBITDA, as adjusted, is the same as EBITDAre, as defined by NAREIT, as the Company does not have any unconsolidated joint ventures.

(4)
Please refer to page 8 for reconciliations of GAAP Net Income Available to Common Stockholders to Funds From Operations available to common stockholders and unitholders and Funds Available for Distribution to common stockholders and unitholders and page 9 for a reconciliation of GAAP Net Cash Provided by Operating Activities to Funds Available for Distribution to common stockholders and unitholders.

(5)	Reported amounts are attributable to common stockholders, common unitholders and restricted stock unit holders.

(6)	Funds From Operations for the three months ended December 31, 2018 and 2017 include a $12.6 million and $5.3 million loss on early extinguishment of debt, respectively.

(7)	Funds Available for Distribution for the three months ended December 31, 2018 and 2017 include a $11.8 million and $5.0 million cash loss on early extinguishment of debt, respectively.

(8)	Please refer to page 27 for additional information regarding our capital structure.

Kilroy Realty Corporation
Fourth Quarter 2018 Supplemental Financial Report

Net Income Available to Common Stockholders / FFO Guidance and Outlook
(unaudited, $ and shares/units in thousands, except per share amounts)

The Company is providing an initial guidance range of NAREIT-defined FFO per diluted share for its fiscal year 2019 of $3.58 to $3.78 per share with a midpoint of $3.68 per share.

	Full Year 2019 Range
	Low End	High End
Net income available to common stockholders per share - diluted	$1.51	$1.71

Weighted average common shares outstanding - diluted (1)	106,000	106,000

Net income available to common stockholders	$160,000	$181,000
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	3,400	3,800
Net income attributable to noncontrolling interests in consolidated property partnerships	20,000	23,000
Depreciation and amortization of real estate assets	232,500	232,500
Gains on sales of depreciable real estate	—	—
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(29,500)	(32,500)
Funds From Operations (2)	$386,400	$407,800

Weighted average common shares and units outstanding - diluted (3)	108,000	108,000

FFO per common share/unit - diluted (3)	$3.58	$3.78

Key 2019 assumptions include:

•	Dispositions of approximately $150.0 million to $350.0 million

•	Flat same store cash net operating income (2)

•	Year-end occupancy of 94.0% to 95.0%

•	Total development spending of approximately $500.0 million to $600.0 million
________________________

(1)	Calculated based on estimated weighted average shares outstanding including non-participating share-based awards.

(2)	See pages 30-32 for Management Statements on Funds From Operations and Same Store Cash Net Operating Income.

(3)
Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of stock options, contingently issuable shares, and shares issuable under forward equity sale agreements and assuming the exchange of all common limited partnership units outstanding. Reported amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.

The Company’s guidance estimates for the full year 2019, and the reconciliation of net income available to common stockholders per share - diluted and FFO per share and unit - diluted included within this report, reflect management’s views on current and future market conditions, including assumptions with respect to rental rates, occupancy levels, and the earnings impact of the events referenced in this report. Although these guidance estimates reflect the impact on the Company’s operating results of an assumed range of future disposition activity, these guidance estimates do not include any estimates of possible future gains or losses from possible future dispositions because the magnitude of gains or losses on sales of depreciable operating properties, if any, will depend on the sales price and depreciated cost basis of the disposed assets at the time of disposition, information that is not known at the time the Company provides guidance, and the timing of any gain recognition will depend on the closing of the dispositions, information that is also not known at the time the Company provides guidance and may occur after the relevant guidance period. We caution you not to place undue reliance on our assumed range of future disposition activity because any potential future disposition transactions will ultimately depend on the market conditions and other factors, including but not limited to the Company’s capital needs, the particular assets being sold and the Company’s ability to defer some or all of the taxable gain on the sales. These guidance estimates also do not include the impact on operating results from potential future acquisitions, possible capital markets activity, possible future impairment charges or any events outside of the Company’s control. There can be no assurance that the Company’s actual results will not differ materially from these estimates.

Kilroy Realty Corporation
Fourth Quarter 2018 Supplemental Financial Report

Common Stock Data (NYSE: KRC)

	Three Months Ended
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017

High Price	$72.34	$76.67	$77.34	$74.27	$76.18
Low Price	$59.46	$69.67	$68.96	$63.72	$70.17
Closing Price	$62.88	$71.69	$75.64	$70.96	$74.65

Dividends per share – annualized	$1.82	$1.82	$1.82	$1.70	$1.70

Closing common shares (in 000’s) (1)	100,747	100,747	100,560	98,840	98,620
Closing common partnership units (in 000’s) (1)	2,025	2,025	2,071	2,071	2,077
	102,772	102,772	102,631	100,911	100,697

________________________

(1)	As of the end of the period.

Kilroy Realty Corporation
Fourth Quarter 2018 Supplemental Financial Report

Consolidated Balance Sheets
(unaudited, $ in thousands)

	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
ASSETS:
Land and improvements	$1,160,138	$1,127,100	$1,127,100	$1,127,100	$1,076,172
Buildings and improvements	5,207,984	5,056,050	5,017,999	4,987,617	4,908,797
Undeveloped land and construction in progress	2,058,510	2,146,430	1,993,314	1,530,949	1,432,808
Total real estate assets held for investment	8,426,632	8,329,580	8,138,413	7,645,666	7,417,777
Accumulated depreciation and amortization	(1,391,368)	(1,411,529)	(1,361,811)	(1,312,612)	(1,264,162)
Total real estate assets held for investment, net	7,035,264	6,918,051	6,776,602	6,333,054	6,153,615
Cash and cash equivalents	51,604	86,517	50,817	53,069	57,649
Restricted cash	119,430	—	—	—	9,149
Marketable securities	21,779	23,353	22,519	21,572	20,674
Current receivables, net	20,176	17,519	15,144	17,602	16,926
Deferred rent receivables, net	267,007	261,003	256,558	251,744	246,391
Deferred leasing costs and acquisition-related intangible assets, net	197,574	183,118	186,649	181,567	183,728
Prepaid expenses and other assets, net	52,873	72,675	76,495	107,324	114,706
TOTAL ASSETS	$7,765,707	$7,562,236	$7,384,784	$6,965,932	$6,802,838
LIABILITIES AND EQUITY:
Liabilities:
Secured debt, net	$335,531	$336,866	$338,189	$339,501	$340,800
Unsecured debt, net	2,552,070	2,207,049	2,156,521	2,155,794	2,006,263
Unsecured line of credit	45,000	330,000	295,000	50,000	—
Accounts payable, accrued expenses and other liabilities	374,415	360,674	278,508	223,973	249,637
Accrued dividends and distributions	47,559	47,411	47,348	43,512	43,448
Deferred revenue and acquisition-related intangible liabilities, net	149,646	149,059	146,741	149,563	145,890
Rents received in advance and tenant security deposits	60,225	56,258	58,604	56,117	56,484
Total liabilities	3,564,446	3,487,317	3,320,911	3,018,460	2,842,522
Equity:
Stockholders’ Equity
Common stock	1,007	1,007	1,006	988	986
Additional paid-in capital	3,976,953	3,965,405	3,951,289	3,816,385	3,822,492
Distributions in excess of earnings	(48,053)	(161,654)	(149,368)	(130,514)	(122,685)
Total stockholders’ equity	3,929,907	3,804,758	3,802,927	3,686,859	3,700,793
Noncontrolling Interests
Common units of the Operating Partnership	78,991	76,486	78,223	77,240	77,948
Noncontrolling interests in consolidated property partnerships	192,363	193,675	182,723	183,373	181,575
Total noncontrolling interests	271,354	270,161	260,946	260,613	259,523
Total equity	4,201,261	4,074,919	4,063,873	3,947,472	3,960,316
TOTAL LIABILITIES AND EQUITY	$7,765,707	$7,562,236	$7,384,784	$6,965,932	$6,802,838

Kilroy Realty Corporation
Fourth Quarter 2018 Supplemental Financial Report

Consolidated Statements of Operations
(unaudited, $ and shares in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
REVENUES
Rental income	$166,957	$158,369	$656,631	$633,896
Tenant reimbursements	20,511	18,331	80,982	76,559
Other property income	3,374	861	9,685	8,546
Total revenues	190,842	177,561	747,298	719,001
EXPENSES
Property expenses	34,386	32,356	133,787	129,971
Real estate taxes	18,399	15,571	70,820	66,449
Provision for bad debts	(1,029)	526	5,685	3,269
Ground leases	1,450	1,586	6,176	6,337
General and administrative expenses	33,872	16,831	90,471	60,581
Depreciation and amortization	64,860	60,149	254,281	245,886
Total expenses	151,938	127,019	561,220	512,493
OTHER (EXPENSES) INCOME
Interest income and other net investment (loss) gain	(1,706)	1,874	(559)	5,503
Interest expense	(12,436)	(14,564)	(49,721)	(66,040)
Loss on early extinguishment of debt	(12,623)	(5,312)	(12,623)	(5,312)
Gain on sales of land	11,825	—	11,825	449
Gains on sales of depreciable operating properties	142,926	—	142,926	39,507
Total other (expenses) income	127,986	(18,002)	91,848	(25,893)
NET INCOME	166,890	32,540	277,926	180,615
Net income attributable to noncontrolling common units of the Operating Partnership	(3,185)	(590)	(5,193)	(3,223)
Net income attributable to noncontrolling interests in consolidated property partnerships	(3,485)	(3,421)	(14,318)	(12,780)
Total income attributable to noncontrolling interests	(6,670)	(4,011)	(19,511)	(16,003)
NET INCOME ATTRIBUTABLE TO KILROY REALTY CORPORATION	160,220	28,529	258,415	164,612
Preferred dividends	—	—	—	(5,774)
Original issuance costs of redeemed preferred stock	—	—	—	(7,589)
Total preferred dividends	—	—	—	(13,363)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$160,220	$28,529	$258,415	$151,249
Weighted average common shares outstanding – basic	100,747	98,424	99,972	98,114
Weighted average common shares outstanding – diluted	101,380	99,128	100,482	98,727
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS PER SHARE
Net income available to common stockholders per share – basic	$1.59	$0.28	$2.56	$1.52
Net income available to common stockholders per share – diluted	$1.58	$0.28	$2.55	$1.51

Kilroy Realty Corporation
Fourth Quarter 2018 Supplemental Financial Report

Funds From Operations and Funds Available for Distribution
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
FUNDS FROM OPERATIONS: (1)
Net income available to common stockholders	$160,220	$28,529	$258,415	$151,249
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	3,185	590	5,193	3,223
Net income attributable to noncontrolling interests in consolidated property partnerships	3,485	3,421	14,318	12,780
Depreciation and amortization of real estate assets	63,640	59,987	249,882	241,862
Gains on sales of depreciable real estate	(142,926)	—	(142,926)	(39,507)
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(6,274)	(5,988)	(24,391)	(22,820)
Funds From Operations (1)(2)	$81,330	$86,539	$360,491	$346,787
Weighted average common shares/units outstanding – basic (3)	103,892	101,707	103,167	101,443
Weighted average common shares/units outstanding – diluted (4)	104,524	102,411	103,677	102,056
FFO per common share/unit – basic (1)	$0.78	$0.85	$3.49	$3.42
FFO per common share/unit – diluted (1)	$0.78	$0.85	$3.48	$3.40
FUNDS AVAILABLE FOR DISTRIBUTION: (1)
Funds From Operations (1)(2)	$81,330	$86,539	$360,491	$346,787
Adjustments:
Recurring tenant improvements, leasing commissions and capital expenditures	(35,474)	(32,742)	(110,540)	(91,287)
Amortization of deferred revenue related to tenant-funded tenant improvements (2)(5)	(4,749)	(4,373)	(18,429)	(16,767)
Net effect of straight-line rents	(12,199)	(7,432)	(26,811)	(31,523)
Amortization of net below market rents (6)	(2,101)	(2,502)	(9,748)	(8,528)
Amortization of deferred financing costs and net debt discount/premium	1,068	634	1,884	1,895
Non-cash executive compensation expense (7)	21,133	5,429	40,034	19,046
Original issuance costs of redeemed preferred stock	—	—	—	7,589
Other lease related adjustments, net (8)	(1,494)	2,376	2,507	1,778
Adjustments attributable to noncontrolling interests in consolidated property partnerships	4,278	3,248	8,652	6,495
Funds Available for Distribution (1) (9)	$51,792	$51,177	$248,040	$235,485

________________________

(1)
See page 32 for Management Statements on Funds From Operations and Funds Available for Distribution. Reported per common share/unit amounts are attributable to common stockholders, common unitholders and restricted stock unit holders.

(2)
FFO available to common stockholders and unitholders includes amortization of deferred revenue related to tenant-funded tenant improvements of $4.7 million and $4.4 million for the three months ended December 31, 2018 and 2017, respectively, and $18.4 million and $16.8 million for the twelve months ended December 31, 2018 and 2017, respectively. These amounts are adjusted out of FFO in our calculation of FAD.

(3)	Calculated based on weighted average shares outstanding including participating share-based awards and assuming the exchange of all common limited partnership units outstanding.

(4)
Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of stock options, contingently issuable shares, and shares issuable under forward equity sale agreements and assuming the exchange of all common limited partnership units outstanding.

(5)	Represents revenue recognized during the period as a result of the amortization of deferred revenue recorded for tenant-funded tenant improvements.

(6)	Represents the non-cash adjustment related to the acquisition of buildings with above and/or below market rents.

(7)	Includes non-cash amortization of share-based compensation and accrued potential future executive retirement benefits.

(8)	Includes other cash and non-cash adjustments attributable to lease-related GAAP revenue recognition timing differences.

(9)	For the three months and years ended December 31, 2018 and 2017, Funds Available for Distribution included a $11.8 million and $5.0 million cash loss on early extinguishment of debt, respectively.

Kilroy Realty Corporation
Fourth Quarter 2018 Supplemental Financial Report

Reconciliation of GAAP Net Cash Provided by Operating Activities to Funds Available for Distribution
(unaudited, $ in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
GAAP Net Cash Provided by Operating Activities	$92,828	$70,470	$410,043	$347,012
Adjustments:
Recurring tenant improvements, leasing commissions and capital expenditures	(35,474)	(32,742)	(110,540)	(91,287)
Loss on early extinguishment of debt	(11,823)	(5,312)	(11,823)	(5,312)
Net gain on sale of land	11,825	—	11,825	449
Preferred dividends	—	—	—	(5,774)
Depreciation of non-real estate furniture, fixtures and equipment	(1,221)	(162)	(4,400)	(4,024)
Provision for uncollectible tenant receivables	(487)	(220)	(5,520)	(1,517)
Net changes in operating assets and liabilities (1)	(2,254)	23,566	(17,310)	20,566
Noncontrolling interests in consolidated property partnerships’ share of FFO and FAD	(1,996)	(2,740)	(15,739)	(16,325)
Cash adjustments related to investing and financing activities	394	(1,683)	(8,496)	(8,303)

Funds Available for Distribution(2)	$51,792	$51,177	$248,040	$235,485

_______________________

(1)
Primarily includes changes in the following assets and liabilities: marketable securities; current receivables; prepaid expenses and other assets; accounts payable, accrued expenses and other liabilities; and rents received in advance and tenant security deposits.

(2)	Please refer to page 32 for a Management Statement on Funds Available for Distribution.

Kilroy Realty Corporation
Fourth Quarter 2018 Supplemental Financial Report

Same Store Analysis (1)
(unaudited, $ in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2018	2017	% Change	2018	2017	% Change
Total Same Store Portfolio
Office Portfolio
Number of properties	87	87		87	87
Square Feet	12,611,661	12,611,661		12,611,661	12,611,661
Percent of Stabilized Portfolio	95.3%	91.9%		95.3%	91.9%
Average Occupancy	94.2%	94.1%		94.1%	94.5%

Operating Revenues:
Rental income	$148,797	$146,421	1.6%	$596,479	$577,084	3.4%
Tenant reimbursements	18,371	16,926	8.5%	73,094	69,659	4.9%
Other property income	3,159	844	274.3%	9,243	7,221	28.0%
Total operating revenues	170,327	164,191	3.7%	678,816	653,964	3.8%
Operating Expenses:
Property expenses	31,005	29,776	4.1%	121,663	117,816	3.3%
Real estate taxes	15,610	13,895	12.3%	62,648	58,554	7.0%
Provision for bad debts	283	480	(41.0)%	5,742	2,962	93.9%
Ground leases	1,450	1,586	(8.6)%	6,176	6,337	(2.5)%
Total operating expenses	48,348	45,737	5.7%	196,229	185,669	5.7%
GAAP Net Operating Income	$121,979	$118,454	3.0%	$482,587	$468,295	3.1%

Same Store Analysis (Cash Basis) (2)

	Three Months Ended December 31,			Year Ended December 31,
	2018	2017	% Change	2018	2017	% Change
Total operating revenues	$158,669	$156,802	1.2%	$636,440	$615,501	3.4%
Total operating expenses	48,067	45,233	6.3%	190,486	182,555	4.3%
Cash Net Operating Income	$110,602	$111,569	(0.9)%	$445,954	$432,946	3.0%

________________________

(1)
Same Store is defined as all properties owned and included in our stabilized portfolio as of January 1, 2017 and still owned and included in the stabilized portfolio as of December 31, 2018. Same Store includes 100% of consolidated property partnerships as well as the residential tower at Columbia Square.

(2)	Please refer to page 35 for a reconciliation of GAAP Net Income Available to Common Stockholders to Same Store GAAP Net Operating Income and Same Store Cash Net Operating Income.

Kilroy Realty Corporation
Fourth Quarter 2018 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region

		Portfolio Breakdown			Occupied at		Leased at
STABILIZED OFFICE PORTFOLIO	Buildings	YTD NOI %	SF %	Total SF	12/31/2018	9/30/2018 (1)	12/31/2018
Greater Los Angeles
101 Corridor	1	0.2%	0.5%	84,098	80.5%	90.7%	80.5%
El Segundo	5	5.5%	8.2%	1,093,050	99.5%	99.3%	99.5%
Hollywood	6	6.4%	6.1%	806,557	99.0%	97.3%	99.0%
Long Beach	7	3.3%	7.2%	949,942	92.1%	91.3%	95.9%
West Hollywood	4	2.0%	1.4%	178,699	95.9%	95.4%	95.9%
West Los Angeles	10	7.3%	6.4%	844,151	90.3%	91.5%	94.4%
Total Greater Los Angeles	33	24.7%	29.8%	3,956,497	95.1%	94.7%	96.9%
Total Orange County	1	1.3%	2.1%	271,556	89.6%	89.6%	92.6%
San Diego County
Del Mar	14	9.6%	10.2%	1,349,747	93.1%	99.6%	93.6%
I-15 Corridor	5	2.5%	4.1%	540,892	77.5%	74.4%	82.5%
Point Loma	1	0.5%	0.8%	107,456	100.0%	100.0%	100.0%
University Towne Center	1	0.2%	0.4%	47,846	91.4%	91.4%	91.4%
Total San Diego County	21	12.8%	15.5%	2,045,941	89.3%	92.6%	90.9%
San Francisco Bay Area
Menlo Park	7	3.2%	2.9%	378,358	99.1%	95.7%	100.0%
Mountain View	4	5.3%	4.0%	542,235	100.0%	100.0%	100.0%
Palo Alto	2	1.8%	1.3%	165,585	100.0%	100.0%	100.0%
Redwood City	2	4.3%	2.6%	347,269	99.1%	99.1%	100.0%
San Francisco	9	26.6%	22.1%	2,918,132	94.9%	90.0%	98.5%
South San Francisco	3	1.1%	1.1%	145,530	78.5%	78.5%	78.5%
Sunnyvale	4	5.7%	5.0%	663,460	100.0%	100.0%	100.0%
Total San Francisco Bay Area	31	48.0%	39.0%	5,160,569	96.4%	93.8%	98.5%
Greater Seattle
Bellevue	2	6.1%	6.9%	917,027	89.5%	86.5%	97.5%
Lake Union	6	7.1%	6.7%	880,990	97.8%	94.4%	97.8%
Total Greater Seattle	8	13.2%	13.6%	1,798,017	93.6%	91.5%	97.7%
TOTAL STABILIZED OFFICE PORTFOLIO	94	100.0%	100.0%	13,232,580	94.4%	93.5%	96.6%

				Total No. of Units	Average Residential Occupancy
RESIDENTIAL PROPERTY		Submarket	Buildings		Quarter-to-Date	Year-to-Date
Greater Los Angeles
1550 N. El Centro Avenue		Hollywood	1	200	69.2%	79.7%

Average Office Occupancy
Quarter-to-Date	Year-to-Date
94.2%	94.1%
________________________

(1)	Represents occupancy for properties in the stabilized portfolio as of the date presented, including properties sold subsequent to the date presented.

Kilroy Realty Corporation
Fourth Quarter 2018 Supplemental Financial Report

Stabilized Office Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
Greater Los Angeles, California
2829 Townsgate Road	101 Corridor	84,098	80.5%
2240 E. Imperial Highway	El Segundo	122,870	100.0%
2250 E. Imperial Highway	El Segundo	298,728	100.0%
2260 E. Imperial Highway	El Segundo	298,728	100.0%
909 N. Pacific Coast Highway	El Segundo	244,136	99.5%
999 N. Pacific Coast Highway	El Segundo	128,588	96.9%
1500 N. El Centro Avenue	Hollywood	104,504	100.0%
1525 N. Gower Street	Hollywood	9,610	100.0%
1575 N. Gower Street	Hollywood	251,245	100.0%
6115 W. Sunset Boulevard	Hollywood	26,105	100.0%
6121 W. Sunset Boulevard	Hollywood	91,173	100.0%
6255 W. Sunset Boulevard	Hollywood	323,920	97.6%
3750 Kilroy Airport Way	Long Beach	10,457	100.0%
3760 Kilroy Airport Way	Long Beach	165,278	94.0%
3780 Kilroy Airport Way	Long Beach	219,777	78.9%
3800 Kilroy Airport Way	Long Beach	192,476	96.1%
3840 Kilroy Airport Way	Long Beach	136,026	100.0%
3880 Kilroy Airport Way	Long Beach	96,035	100.0%
3900 Kilroy Airport Way	Long Beach	129,893	91.4%
8560 W. Sunset Boulevard	West Hollywood	71,875	100.0%
8570 W. Sunset Boulevard	West Hollywood	43,603	99.2%
8580 W. Sunset Boulevard	West Hollywood	7,126	100.0%
8590 W. Sunset Boulevard	West Hollywood	56,095	87.6%
12100 W. Olympic Boulevard	West Los Angeles	152,048	100.0%
12200 W. Olympic Boulevard	West Los Angeles	150,832	91.9%
12233 W. Olympic Boulevard	West Los Angeles	151,029	94.3%
12312 W. Olympic Boulevard	West Los Angeles	76,644	100.0%
1633 26th Street	West Los Angeles	43,857	0.0%
2100/2110 Colorado Avenue	West Los Angeles	102,864	100.0%
3130 Wilshire Boulevard	West Los Angeles	90,074	96.0%
501 Santa Monica Boulevard	West Los Angeles	76,803	82.7%
Total Greater Los Angeles		3,956,497	95.1%

Kilroy Realty Corporation
Fourth Quarter 2018 Supplemental Financial Report

Stabilized Office Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
Orange County, California
2211 Michelson Drive	Irvine	271,556	89.6%
Total Orange County		271,556	89.6%

San Diego, California
12225 El Camino Real	Del Mar	58,401	100.0%
12235 El Camino Real	Del Mar	53,751	88.9%
12340 El Camino Real	Del Mar	89,272	45.8%
12390 El Camino Real	Del Mar	70,140	44.9%
12348 High Bluff Drive	Del Mar	38,806	100.0%
12780 El Camino Real	Del Mar	140,591	100.0%
12790 El Camino Real	Del Mar	78,836	100.0%
12770 El Camino Real	Del Mar	73,032	100.0%
12400 High Bluff Drive	Del Mar	209,220	100.0%
3579 Valley Centre Drive	Del Mar	52,418	100.0%
3611 Valley Centre Drive	Del Mar	129,656	100.0%
3661 Valley Centre Drive	Del Mar	128,364	100.0%
3721 Valley Centre Drive	Del Mar	115,193	100.0%
3811 Valley Centre Drive	Del Mar	112,067	100.0%
13280 Evening Creek Drive South	I-15 Corridor	41,196	100.0%
13290 Evening Creek Drive South	I-15 Corridor	61,180	100.0%
13480 Evening Creek Drive North	I-15 Corridor	154,157	94.4%
13500 Evening Creek Drive North	I-15 Corridor	137,658	24.2%
13520 Evening Creek Drive North	I-15 Corridor	146,701	94.2%
2305 Historic Decatur Road	Point Loma	107,456	100.0%
4690 Executive Drive	University Towne Center	47,846	91.4%
Total San Diego County		2,045,941	89.3%

Kilroy Realty Corporation
Fourth Quarter 2018 Supplemental Financial Report

Stabilized Office Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
San Francisco Bay Area, California
4100 Bohannon Drive	Menlo Park	47,379	100.0%
4200 Bohannon Drive	Menlo Park	45,451	100.0%
4300 Bohannon Drive	Menlo Park	63,079	100.0%
4400 Bohannon Drive	Menlo Park	48,146	100.0%
4500 Bohannon Drive	Menlo Park	63,078	100.0%
4600 Bohannon Drive	Menlo Park	48,147	93.0%
4700 Bohannon Drive	Menlo Park	63,078	100.0%
1290-1300 Terra Bella Avenue	Mountain View	114,175	100.0%
331 Fairchild Drive	Mountain View	87,147	100.0%
680 E. Middlefield Road	Mountain View	170,090	100.0%
690 E. Middlefield Road	Mountain View	170,823	100.0%
1701 Page Mill Road	Palo Alto	128,688	100.0%
3150 Porter Drive	Palo Alto	36,897	100.0%
900 Jefferson Avenue	Redwood City	228,505	100.0%
900 Middlefield Road	Redwood City	118,764	97.3%
100 First Street	San Francisco	467,095	97.5%
303 Second Street	San Francisco	740,047	91.3%
201 Third Street	San Francisco	346,538	98.8%
360 Third Street	San Francisco	429,796	84.5%
250 Brannan Street	San Francisco	100,850	100.0%
301 Brannan Street	San Francisco	82,834	100.0%
333 Brannan Street	San Francisco	185,602	100.0%
345 Brannan Street	San Francisco	110,030	99.7%
350 Mission Street	San Francisco	455,340	99.7%
345 Oyster Point Boulevard	South San Francisco	40,410	100.0%
347 Oyster Point Boulevard	South San Francisco	39,780	100.0%
349 Oyster Point Boulevard	South San Francisco	65,340	52.2%
505 Mathilda Avenue	Sunnyvale	212,322	100.0%
555 Mathilda Avenue	Sunnyvale	212,322	100.0%
605 Mathilda Avenue	Sunnyvale	162,785	100.0%
599 Mathilda Avenue	Sunnyvale	76,031	100.0%
Total San Francisco Bay Area		5,160,569	96.4%

Kilroy Realty Corporation
Fourth Quarter 2018 Supplemental Financial Report

Stabilized Office Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
Greater Seattle, Washington
601 108th Avenue NE	Bellevue	488,470	89.7%
10900 NE 4th Street	Bellevue	428,557	89.1%
837 N. 34th Street	Lake Union	111,580	83.0%
701 N. 34th Street	Lake Union	138,994	100.0%
801 N. 34th Street	Lake Union	169,412	100.0%
320 Westlake Avenue North	Lake Union	184,644	100.0%
321 Terry Avenue North	Lake Union	135,755	100.0%
401 Terry Avenue North	Lake Union	140,605	100.0%
Total Greater Seattle		1,798,017	93.6%

TOTAL		13,232,580	94.4%

Kilroy Realty Corporation
Fourth Quarter 2018 Supplemental Financial Report

Information on Leases Commenced (1)

	1st & 2nd Generation					2nd Generation
	# of Leases (2)		Square Feet (2)		Retention Rates	TI/LC Per Sq.Ft.	TI/LC Per Sq.Ft. /Year	Changes in GAAP Rents	Changes in Cash Rents	Weighted Average Lease Term (Mo.)
	New	Renewal	New	Renewal
Quarter to Date	22	18	402,202	315,106	49.7%	$45.39	$7.67	39.8%	21.8%	71
Year to Date	79	58	1,033,085	1,161,596	49.1%	47.09	7.24	25.4%	10.7%	78

Information on Leases Executed (1)

	1st & 2nd Generation				2nd Generation
	# of Leases (3)		Square Feet (3)		TI/LC Per Sq.Ft.	TI/LC Per Sq.Ft. /Year	Changes in GAAP Rents	Changes in Cash Rents	Weighted Average Lease Term (Mo.)
	New	Renewal	New	Renewal
Quarter to Date (4)	23	18	452,811	315,106	$63.38	$8.36	51.4%	25.1%	91
Year to Date (5)	89	58	1,667,447	1,161,596	56.90	7.11	36.0%	14.8%	96

________________________

(1)	Includes 100% of consolidated property partnerships.

(2)
Represents leasing activity for leases that commenced at properties in the stabilized portfolio during the three and twelve months ended December 31, 2018, including first and second generation space, net of month-to-month leases.

(3)
Represents leasing activity for leases signed at properties in the stabilized portfolio during the three and twelve months ended December 31, 2018, including first and second generation space, net of month-to-month leases. Excludes leasing on new construction.

(4)	During the three months ended December 31, 2018, 19 new leases totaling 410,548 square feet were signed but not commenced as of December 31, 2018.

(5)	During the twelve months ended December 31, 2018, 38 new leases totaling 1,138,133 square feet were signed but not commenced as of December 31, 2018.

Kilroy Realty Corporation
Fourth Quarter 2018 Supplemental Financial Report

Stabilized Portfolio Capital Expenditures
($ in thousands)

	Total 2018	Q4 2018	Q3 2018	Q2 2018	Q1 2018
1st Generation (Nonrecurring) Capital Expenditures: (1)
Capital Improvements	$11,689	$4,934	$4,499	$1,235	$1,021

Tenant Improvements & Leasing Commissions (2)	32,385	18,017	8,384	4,866	1,118

Total	$44,074	$22,951	$12,883	$6,101	$2,139

	Total 2018	Q4 2018	Q3 2018	Q2 2018	Q1 2018
2nd Generation (Recurring) Capital Expenditures: (1)
Capital Improvements	$27,434	$11,237	$7,851	$5,671	$2,675

Tenant Improvements & Leasing Commissions (2)	83,106	24,237	18,367	29,183	11,319

Total	$110,540	$35,474	$26,218	$34,854	$13,994

________________________

(1)	Includes 100% of capital expenditures of consolidated property partnerships.

(2)	Represents costs incurred for leasing activity during the period shown. Amounts exclude tenant-funded tenant improvements.

Kilroy Realty Corporation
Fourth Quarter 2018 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Summary Schedule
($ in thousands, except for annualized rent per sq. ft.)

Year of Expiration	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.
2019 (2)	98	1,410,267	11.5%	$63,201	11.0%	$44.81
2020	96	1,445,161	11.8%	58,889	10.2%	40.75
2021	83	862,910	7.0%	37,914	6.6%	43.94
2022	52	639,915	5.2%	27,523	4.7%	43.01
2023	71	1,271,112	10.4%	66,383	11.5%	52.22
2024	44	897,244	7.3%	42,339	7.3%	47.19
2025	24	409,532	3.3%	20,104	3.5%	49.09
2026	25	1,365,016	11.1%	56,863	9.9%	41.66
2027	19	1,134,864	9.3%	47,434	8.2%	41.80
2028	16	816,535	6.7%	53,663	9.3%	65.72
2029 and beyond	22	2,016,209	16.4%	102,170	17.8%	50.67
Total (3)	550	12,268,765	100.0%	$576,483	100.0%	$46.99

________________________

(1)	Includes 100% of annualized base rent of consolidated property partnerships.

(2)	Adjusting for leasing transactions executed as of December 31, 2018 but not yet commenced, the 2019 expirations would be reduced by 929,141 square feet.

(3)
For leases that have been renewed early with existing tenants, the expiration date and annualized base rent information presented takes into consideration the renewed lease terms. Excludes leases not commenced as of December 31, 2018, space leased under month-to-month leases, storage leases, vacant space and future lease renewal options not executed as of December 31, 2018.

Kilroy Realty Corporation
Fourth Quarter 2018 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Schedule by Region
($ in thousands, except for annualized rent per sq. ft.)

Year	Region	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.

2019	Greater Los Angeles	52	279,163	2.3%	$9,533	1.7%	$34.15
	Orange County	5	74,181	0.6%	3,137	0.5%	42.29
	San Diego	16	174,063	1.4%	6,648	1.2%	38.19
	San Francisco Bay Area	16	721,554	5.9%	38,313	6.6%	53.10
	Greater Seattle	9	161,306	1.3%	5,570	1.0%	34.53
	Total	98	1,410,267	11.5%	$63,201	11.0%	$44.81

2020	Greater Los Angeles	49	457,339	3.8%	$18,372	3.2%	$40.17
	Orange County	5	38,526	0.3%	1,238	0.2%	32.13
	San Diego	16	263,513	2.1%	10,455	1.8%	39.68
	San Francisco Bay Area	21	566,361	4.6%	26,263	4.6%	46.37
	Greater Seattle	5	119,422	1.0%	2,561	0.4%	21.44
	Total	96	1,445,161	11.8%	$58,889	10.2%	$40.75

2021	Greater Los Angeles	47	313,760	2.5%	$12,538	2.2%	$39.96
	Orange County	5	72,299	0.6%	2,556	0.4%	35.35
	San Diego	11	181,801	1.5%	7,583	1.3%	41.71
	San Francisco Bay Area	12	266,788	2.2%	14,336	2.5%	53.74
	Greater Seattle	8	28,262	0.2%	901	0.2%	31.88
	Total	83	862,910	7.0%	$37,914	6.6%	$43.94

2022	Greater Los Angeles	32	285,849	2.2%	$12,944	2.2%	$45.28
	Orange County	2	6,898	0.1%	269	—%	39.00
	San Diego	6	193,840	1.6%	6,646	1.2%	34.29
	San Francisco Bay Area	6	83,868	0.7%	5,141	0.9%	61.30
	Greater Seattle	6	69,460	0.6%	2,523	0.4%	36.32
	Total	52	639,915	5.2%	$27,523	4.7%	$43.01

2023	Greater Los Angeles	32	368,453	3.1%	$18,416	3.2%	$49.98
	Orange County	2	16,454	0.1%	661	0.1%	40.17
	San Diego	11	225,060	1.8%	9,140	1.6%	40.61
	San Francisco Bay Area	20	569,849	4.7%	35,049	6.1%	61.51
	Greater Seattle	6	91,296	0.7%	3,117	0.5%	34.14
	Total	71	1,271,112	10.4%	$66,383	11.5%	$52.22

2024 and Beyond	Greater Los Angeles	51	1,919,974	15.7%	$83,369	14.5%	$43.42
	Orange County	3	30,391	0.2%	1,130	0.2%	37.18
	San Diego	21	765,026	6.2%	35,130	6.1%	45.92
	San Francisco Bay Area	45	2,720,891	22.2%	155,556	27.0%	57.17
	Greater Seattle	30	1,203,118	9.8%	47,388	8.2%	39.39
	Total	150	6,639,400	54.1%	$322,573	56.0%	$48.58

________________________

(1)	Includes 100% of annualized base rent of consolidated property partnerships.

Kilroy Realty Corporation
Fourth Quarter 2018 Supplemental Financial Report

Stabilized Portfolio Quarterly Lease Expirations for 2019 and 2020
($ in thousands, except for annualized rent per sq. ft.)

	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.
2019:
Q1 2019	28	588,171	4.8%	$24,284	4.2%	$41.29
Q2 2019	20	211,549	1.7%	7,787	1.4%	36.81
Q3 2019	28	445,973	3.6%	24,181	4.2%	54.22
Q4 2019	22	164,574	1.4%	6,949	1.2%	42.22
Total 2019 (2)	98	1,410,267	11.5%	$63,201	11.0%	$44.81

2020:
Q1 2020	28	385,130	3.1%	$15,439	2.7%	$40.09
Q2 2020	21	242,244	2.0%	10,016	1.7%	41.35
Q3 2020	20	321,975	2.6%	11,149	1.9%	34.63
Q4 2020	27	495,812	4.1%	22,285	3.9%	44.95
Total 2020	96	1,445,161	11.8%	$58,889	10.2%	$40.75

________________________

(1)	Includes 100% of annualized base rent of consolidated property partnerships.

(2)	Adjusting for leasing transactions executed as of December 31, 2018 but not yet commenced, the 2019 expirations would be reduced by 929,141 square feet.

Kilroy Realty Corporation
Fourth Quarter 2018 Supplemental Financial Report

Top Fifteen Tenants (1)
($ in thousands)

Tenant Name	Region	Annualized Base Rental Revenue (2)	Rentable Square Feet	Percentage of Total Annualized Base Rental Revenue	Percentage of Total Rentable Square Feet
LinkedIn Corporation / Microsoft Corporation	San Francisco Bay Area / Greater Seattle	$34,096	788,915	5.9%	6.0%
Adobe Systems, Inc.	San Francisco Bay Area / Greater Seattle	26,751	407,656	4.6%	3.1%
salesforce.com, inc.	San Francisco Bay Area	23,449	444,273	4.1%	3.4%
DIRECTV, LLC	Greater Los Angeles	23,152	684,411	4.0%	5.2%
Box, Inc.	San Francisco Bay Area	22,441	371,792	3.9%	2.8%
Dropbox, Inc.	San Francisco Bay Area	22,234	374,618	3.9%	2.8%
Okta, Inc.	San Francisco Bay Area	17,129	207,066	3.0%	1.6%
Riot Games, Inc.	Greater Los Angeles	15,514	251,509	2.7%	1.9%
Synopsys, Inc.	San Francisco Bay Area	15,492	340,913	2.7%	2.6%
Viacom International, Inc.	Greater Los Angeles	13,718	211,343	2.4%	1.6%
Cisco Systems, Inc.	San Francisco Bay Area	10,792	147,288	1.9%	1.1%
Concur Technologies	Greater Seattle	10,643	288,322	1.9%	2.2%
Capital One, N.A.	San Francisco Bay Area	9,170	117,993	1.6%	0.9%
AMN Healthcare, Inc.	San Diego County	9,001	176,075	1.6%	1.3%
Stanford University School of Medicine	San Francisco Bay Area	8,461	128,688	1.5%	1.0%

Total Top Fifteen Tenants		$262,043	4,940,862	45.7%	37.5%

________________________

(1)	The information presented is as of December 31, 2018.

(2)	Includes 100% of annualized base rental revenues of consolidated property partnerships.

Kilroy Realty Corporation
Fourth Quarter 2018 Supplemental Financial Report

2018 Operating Property Acquisitions
($ in millions)

COMPLETED OPERATING PROPERTY ACQUISITIONS	Submarket	Month of Acquisition	Number of Buildings	Rentable Square Feet	Purchase Price (1)
1st Quarter
345, 347 & 349 Oyster Point Boulevard, South San Francisco, CA	South San Francisco	January	3	145,530	$111.0

2nd Quarter
None

3rd Quarter
None

4th Quarter
345 Brannan Street, San Francisco, CA (2)	San Francisco	December	1	110,030	146.0

TOTAL			4	255,560	$257.0

________________________

(1)	Excludes acquisition-related costs.

(2)	In May 2018, the Company executed a 12-year lease with GM Cruise, LLC for 100% of the space at this property.

Kilroy Realty Corporation
Fourth Quarter 2018 Supplemental Financial Report

2018 Dispositions
($ in millions)

COMPLETED DISPOSITIONS
Property	Submarket	Month of Disposition	No. of Buildings	Rentable Square Feet	Sales Price (1)
1st Quarter
None

2nd Quarter
None

3rd Quarter
None

4th Quarter
1310-1327 Chesapeake Terrace, Sunnyvale, CA	Sunnyvale	November	4	266,982	$160.3
Plaza Yarrow Bay Properties (2)	Kirkland	November	4	279,924	134.5
23925, 23975 & 24025 Park Sorrento, Calabasas, CA	101 Corridor	December	3	225,340	78.2

TOTAL DISPOSITIONS			11	772,246	$373.0

____________________

(1)	Represents gross sales price before the impact of commissions and closing costs.

(2)	The Plaza Yarrow Bay Properties include the following properties: 10210, 10220 and 10230 NE Points Drive, 3933 Lake Washington Boulevard NE and a parcel of land in Kirkland, Washington.

Kilroy Realty Corporation
Fourth Quarter 2018 Supplemental Financial Report

Consolidated Ventures (Noncontrolling Property Partnerships)

Property (1)	Venture Partner	Submarket	Rentable Square Feet	KRC Ownership %
100 First Street, San Francisco, CA	Norges Bank Real Estate Management	San Francisco	467,095	56%
303 Second Street, San Francisco, CA	Norges Bank Real Estate Management	San Francisco	740,047	56%
900 Jefferson Avenue and 900 Middlefield Road, Redwood City, CA (2)	Local developer	Redwood City	347,269	93%

____________________

(1)	For breakout of Net Operating Income by partnership, refer to page 35, Reconciliation of Net Income Available to Common Stockholders to Same Store Net Operating Income.

(2)	Reflects the KRC ownership percentage at time of agreement. Actual percentage may vary depending on cash flows or promote structure.

Kilroy Realty Corporation
Fourth Quarter 2018 Supplemental Financial Report

In-Process Development
($ in millions)

	Location	Construction Start Date	Estimated Stabilization Date (2)	Estimated Rentable Square Feet	Total Estimated Investment	Total Cash Costs Incurred as of 12/31/2018 (3)	Office % Leased	Office % Occupied	Total Project % Leased
TENANT IMPROVEMENT (1)

Office
San Francisco Bay Area
100 Hooper (4)	SOMA	4Q 2016	2Q 2019	400,000	$270.0	$251.0	100%	100%	86%
The Exchange on 16th (5)	Mission Bay	2Q 2015	3Q 2019 - 3Q 2020	750,000	585.0	454.6	100%	—%	99%

TOTAL:				1,150,000	$855.0	$705.6	100%	30%	95%

UNDER CONSTRUCTION	Location	Construction Start Date	Estimated Stabilization Date (2)	Estimated Rentable Square Feet	Total Estimated Investment	Total Cash Costs Incurred as of 12/31/2018 (3)	Office % Leased	Retail % Leased

Office
Greater Seattle
333 Dexter	South Lake Union	2Q 2017	3Q 2020	650,000	$380.0	$165.7	—%	N/A
Mixed-Use
Greater Los Angeles
Hollywood development - Office (6)	Hollywood	1Q 2018	1Q 2021	355,000	300.0	109.8	100%	N/A
Hollywood development - Residential	Hollywood	4Q 2018	4Q 2020	193 Resi Units	195.0	46.3	N/A	N/A
San Diego County
One Paseo - Retail and Residential	Del Mar	4Q 2016	1Q 2019 - 3Q 2020	96,000 Retail 608 Resi Units	470.0	341.0	N/A	91%
One Paseo - Office	Del Mar	4Q 2018	2Q 2021	285,000	205.0	84.4	42%	N/A

TOTAL:					$1,550.0	$747.2	37%	91%

________________________

(1)	Represents projects that have reached cold shell condition and are ready for tenant improvements, which may require additional major base building construction before being placed in service.

(2)
For office and retail, represents the earlier of anticipated 95% occupancy date or one year from substantial completion of base building components. For residential, represents when construction is complete and the project is available for occupancy. For multi-phase projects, interest and carry cost capitalization may cease and recommence driven by various factors, including tenant improvement construction and other tenant related timing or project scope.

(3)	Represents costs incurred as of December 31, 2018, excluding accrued liabilities recorded in accordance with GAAP.

(4)
The office component of this project, which consists of approximately 312,000 rentable square feet, is 100% leased to Adobe Systems, Inc. and the lease commenced in October 2018. The remaining PDR space of approximately 88,000 rentable square feet is currently 38% leased and 18% occupied.

(5)
The Company has an executed 15-year lease for 100% of the office space with Dropbox, Inc., which commenced in phases beginning in the fourth quarter of 2018 through the fourth quarter of 2019. The estimated stabilization dates for Phase I, Phase II, and Phase III are the third quarter of 2019, the fourth quarter of 2019, and the third quarter of 2020, respectively.

(6)	In the fourth quarter, the Company signed a 12-year lease for 100% of the office space with Netflix, Inc.

Kilroy Realty Corporation
Fourth Quarter 2018 Supplemental Financial Report

Future Development Pipeline
($ in millions)

FUTURE DEVELOPMENT PIPELINE:	Location	Approx. Developable Square Feet (1)	Total Cash Costs Incurred as of 12/31/2018 (2)

San Diego County
2100 Kettner	Little Italy	175,000	$24.1
9455 Towne Centre Drive	University Towne Center	150,000	16.3
Santa Fe Summit – Phases II and III	56 Corridor	600,000	78.2
San Francisco Bay Area
Kilroy Oyster Point	South San Francisco	2,500,000	337.7
Flower Mart	SOMA	TBD	222.5
TOTAL:			$678.8

________________________

(1)
The developable square feet and scope of projects could change materially from estimated data provided due to one or more of the following: any significant changes in the economy, market conditions, our markets, tenant requirements and demands, construction costs, new supply, regulatory and entitlement processes or project design.

(2)	Represents costs incurred as of December 31, 2018, excluding accrued liabilities recorded in accordance with GAAP.

Kilroy Realty Corporation
Fourth Quarter 2018 Supplemental Financial Report

Capital Structure
As of December 31, 2018
($ in thousands)

	Shares/Units December 31, 2018	Aggregate Principal Amount or $ Value Equivalent	% of Total Market Capitalization
DEBT: (1)
Unsecured Line of Credit		$45,000	0.5%
Unsecured Term Loan Facility		150,000	1.6%
Unsecured Senior Notes due 2023		300,000	3.2%
Unsecured Senior Notes due 2024		425,000	4.5%
Unsecured Senior Notes due 2025		400,000	4.3%
Unsecured Senior Notes Series A & B due 2026		250,000	2.6%
Unsecured Senior Notes due 2028		400,000	4.3%
Unsecured Senior Notes due 2029		400,000	4.3%
Unsecured Senior Notes Series A & B due 2027 & 2029		250,000	2.6%
Secured Debt		335,811	3.5%
Total Debt		$2,955,811	31.4%
EQUITY AND NONCONTROLLING INTEREST IN THE OPERATING PARTNERSHIP: (2)
Common limited partnership units outstanding (3)	2,025,287	$127,350	1.3%
Shares of common stock outstanding (4)	100,746,988	6,334,971	67.3%
Total Equity and Noncontrolling Interests in the Operating Partnership		$6,462,321	68.6%
TOTAL MARKET CAPITALIZATION		$9,418,132	100.0%

________________________

(1)	Represents the gross aggregate principal amount due at maturity before the effect of unamortized deferred financing costs and premiums and discounts.

(2)	Value based on closing share price of $62.88 as of December 31, 2018.

(3)	Includes common units of the Operating Partnership not owned by the Company; does not include noncontrolling interests in consolidated property partnerships.

(4)
In August, the Company completed a public offering of 5,000,000 shares of common stock priced at $72.10 per share structured as a 12-month forward sale. Shares of common stock outstanding do not include any amounts related to this public offering as the Company has not sold any shares under the forward structure as of the date of this report.

Kilroy Realty Corporation
Fourth Quarter 2018 Supplemental Financial Report

Debt Analysis
As of December 31, 2018

TOTAL DEBT COMPOSITION
	Percent of Total Debt	Weighted Average
		Interest Rate	Years to Maturity
Secured vs. Unsecured Debt
Unsecured Debt	88.6%	4.0%	7.4
Secured Debt	11.4%	4.4%	6.4
Floating vs. Fixed-Rate Debt
Floating-Rate Debt	6.6%	3.5%	3.6
Fixed-Rate Debt	93.4%	4.1%	7.6

Stated Interest Rate		4.1%	7.3

GAAP Effective Rate		4.0%

GAAP Effective Rate Including Debt Issuance Costs		4.2%

KEY DEBT COVENANTS
	Covenant	Actual Performance as of December 31, 2018
Unsecured Credit and Term Loan Facility and Private Placement Notes (as defined in the Credit Agreements):
Total debt to total asset value	less than 60%	28%
Fixed charge coverage ratio	greater than 1.5x	3.4x
Unsecured debt ratio	greater than 1.67x	3.06x
Unencumbered asset pool debt service coverage	greater than 1.75x	4.43x

Unsecured Senior Notes due 2023, 2024, 2025, 2028 and 2029 (as defined in the Indentures):
Total debt to total asset value	less than 60%	34%
Interest coverage	greater than 1.5x	9.6x
Secured debt to total asset value	less than 40%	4%
Unencumbered asset pool value to unsecured debt	greater than 150%	299%

Kilroy Realty Corporation
Fourth Quarter 2018 Supplemental Financial Report

Debt Analysis
($ in thousands)

DEBT MATURITY SCHEDULE
Floating/ Fixed Rate	Stated Rate	GAAP Effective Rate (1)	Maturity Date	2019	2020	2021	2022	2023	After 2023	Total (2)

Unsecured Debt:
Floating	3.48%	3.48%	7/31/2022				$45,000			$45,000
Floating	3.49%	3.49%	7/31/2022				150,000			150,000
Fixed	3.80%	3.80%	1/15/2023					300,000		300,000
Fixed	3.45%	3.47%	12/15/2024						425,000	425,000
Fixed	4.38%	4.44%	10/1/2025						400,000	400,000
Fixed	4.30%	4.30%	7/18/2026						50,000	50,000
Fixed	4.35%	4.35%	10/18/2026						200,000	200,000
Fixed	3.35%	3.35%	2/17/2027						175,000	175,000
Fixed	4.75%	4.80%	12/15/2028						400,000	400,000
Fixed	3.45%	3.45%	2/17/2029						75,000	75,000
Fixed	4.25%	4.35%	8/15/2029						400,000	400,000

Total unsecured debt	4.03%	4.07%		—	—	—	195,000	300,000	2,125,000	2,620,000

Secured Debt:
Fixed (3)	6.05%	3.50%	6/1/2019	74,479						74,479
Fixed	3.57%	3.57%	12/1/2026		3,224	3,341	3,462	3,587	156,386	170,000
Fixed	4.48%	4.48%	7/1/2027	1,830	1,913	2,001	2,092	2,188	81,308	91,332

Total secured debt	4.37%	3.80%		76,309	5,137	5,342	5,554	5,775	237,694	335,811

Total	4.07%	4.04%		$76,309	$5,137	$5,342	$200,554	$305,775	$2,362,694	$2,955,811

________________________

(1)	Represents the rate at which interest expense is recorded for financial reporting purposes, which reflects the amortization of discounts/premiums, excluding deferred financing costs.

(2)	Represents the gross aggregate principal amount due at maturity before the effect of unamortized deferred financing costs and premiums and discounts.

(3)	Represents secured debt assumed in connection with an operating property acquisition. The Company intends to repay this mortgage note at par on February 11, 2019.

Kilroy Realty Corporation
Fourth Quarter 2018 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures

Included in this section are management’s statements regarding certain non-GAAP financial measures provided in this supplemental financial report and, with respect to Funds From Operations available to common stockholders and common unitholders (“FFO”), in the Company’s earnings release on February 4, 2019 and the reasons why management believes that these measures provide useful information to investors about the Company’s financial condition and results of operations.

Net Operating Income:

Management believes that Net Operating Income (“NOI”) is a useful supplemental measure of the Company’s operating performance. The Company defines NOI as consolidated operating revenues (rental income, tenant reimbursements and other property income) less consolidated property and related expenses (property expenses, real estate taxes, provision for bad debts and ground leases). Other real estate investment trusts (“REITs”) may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.

Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the consolidated revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. The Company uses NOI to evaluate its operating performance on a portfolio basis since NOI allows the Company to evaluate the impact that factors such as occupancy levels, lease structure, rental rates, and tenant base have on the Company’s results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company’s financial and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of performance in the real estate industry.

However, NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Same Store Net Operating Income:

Management believes that Same Store NOI is a useful supplemental measure of the Company’s operating performance. Same Store NOI represents the consolidated NOI for all of the properties that were owned and included in the Company's stabilized portfolio for two comparable reporting periods. Because Same Store NOI excludes the change in NOI from developed, redeveloped, acquired and disposed of and held for sale properties, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company’s Same Store NOI may not be comparable to other REITs.

However, Same Store NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect the operations of the Company’s entire portfolio, nor does it reflect the impact of general and administrative expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Kilroy Realty Corporation
Fourth Quarter 2018 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued

Same Store Cash Net Operating Income:

Management believes that Same Store Cash NOI is a useful supplemental measure of the Company’s operating performance. Same Store Cash NOI represents the consolidated NOI for all of the properties that were owned and included in the Company’s stabilized portfolio for two comparable reporting periods, adjusted for the net effect of straight-line rents, amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above and below market lease intangibles, and bad debt expense. Because Same Store Cash NOI excludes the change in NOI from developed, redeveloped, acquired and disposed of and held for sale properties, it highlights operating trends on a cash basis such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same Store Cash NOI, and accordingly, our Same Store Cash NOI may not be comparable to other REITs.

However, Same Store Cash NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect the operations of the Company's entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company's results from operations.

EBITDA, as adjusted:

Management believes that consolidated earnings before interest expense, depreciation and amortization, gain/loss on early extinguishment of debt, gains and losses on depreciable real estate, net income attributable to noncontrolling interests, preferred dividends and distributions, original issuance costs of redeemed preferred stock and preferred units, and impairment losses (“EBITDA, as adjusted”) is a useful supplemental measure of the Company’s operating performance. When considered with other GAAP measures and FFO, management believes EBITDA, as adjusted, gives the investment community a more complete understanding of the Company’s consolidated operating results, including the impact of general and administrative expenses and acquisition-related expenses, before the impact of investing and financing transactions and facilitates comparisons with competitors. Management also believes it is appropriate to present EBITDA, as adjusted, as it is used in several of the Company’s financial covenants for both its secured and unsecured debt. However, EBITDA, as adjusted, should not be viewed as an alternative measure of the Company’s operating performance since it excludes financing costs as well as depreciation and amortization costs which are significant economic costs that could materially impact the Company’s results of operations and liquidity. Other REITs may use different methodologies for calculating EBITDA, as adjusted, and, accordingly, the Company’s EBITDA, as adjusted, may not be comparable to other REITs. The Company’s calculation of EBITDA, as adjusted, is the same as EBITDAre, as defined by NAREIT, as the Company does not have any unconsolidated joint ventures.

Kilroy Realty Corporation
Fourth Quarter 2018 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued

Funds From Operations:

The Company calculates Funds From Operations available to common stockholders and common unitholders (“FFO”) in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.

Management believes that FFO is a useful supplemental measure of the Company’s operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the Company’s activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company’s FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company’s performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations.

Funds Available for Distribution:

Management believes that Funds Available for Distribution available to common stockholders and common unitholders (“FAD”) is a useful supplemental measure of the Company’s liquidity. The Company computes FAD by adding to FFO the non-cash amortization of deferred financing costs, debt discounts and premiums and share-based compensation awards, amortization of above (below) market rents for acquisition properties and non-cash executive compensation expense then subtracting recurring tenant improvements, leasing commissions and capital expenditures and eliminating the net effect of straight-line rents, amortization of deferred revenue related to tenant improvements, adjusting for other lease related items and after adjustment for amounts attributable to noncontrolling interests in consolidated property partnerships. FAD provides an additional perspective on the Company’s ability to fund cash needs and make distributions to stockholders by adjusting FFO for the impact of certain cash and non-cash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. Management also believes that FAD provides useful information to the investment community about the Company’s financial position as compared to other REITs since FAD is a liquidity measure used by other REITs. However, other REITs may use different methodologies for calculating FAD and, accordingly, the Company’s FAD may not be comparable to other REITs.

Kilroy Realty Corporation
Fourth Quarter 2018 Supplemental Financial Report

Definitions Included in Supplemental
Annualized Base Rent:

Includes the impact of straight-lining rent escalations and the amortization of free rent periods and excludes the impact of the following: amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above/below market rents, amortization for lease incentives due under existing leases, and expense reimbursement revenue. Additionally, the underlying leases contain various expense structures including full service gross, modified gross and triple net. Amounts represent percentage of total portfolio annualized contractual base rental revenue.

Change in GAAP/Cash Rents (Leases Commenced):

Calculated as the change between GAAP/cash rents for new/renewed leases and the expiring GAAP/cash rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

Change in GAAP/Cash Rents (Leases Executed):

Calculated as the change between GAAP/cash rents for signed leases and the expiring GAAP/cash rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

Estimated Stabilization Date (Development):

Management’s estimation of the earlier of stabilized occupancy (95%) or one year from the date of the cessation of major base building construction activities for office and retail properties and upon substantial completion for residential properties.

FAD Payout Ratio:

Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by FAD.

First Generation Capital Expenditures:

Capital expenditures for newly acquired space, newly developed, redeveloped, or repositioned space. These costs are not subtracted in our calculation of FAD.

Fixed Charge Coverage Ratio:

Calculated as EBITDA, as adjusted, divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/premiums) and current year accrued preferred dividends.

FFO Payout Ratio:

Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by FFO attributable to common stockholders and unitholders.

Kilroy Realty Corporation
Fourth Quarter 2018 Supplemental Financial Report

Definitions Included in Supplemental, continued
GAAP Effective Rate:

The rate at which interest expense is recorded for financial reporting purposes, which reflects the amortization of any discounts/premiums, excluding debt issuance costs.

Interest Coverage Ratio:

Calculated as EBITDA, as adjusted, divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/premiums).

Net Effect of Straight-Line Rents:

Represents the straight-line rent income recognized during the period offset by cash received during the period that was applied to deferred rents receivable balances for terminated leases and the provision for bad debts recorded for deferred rent receivable balances.

Net Operating Income Margins:

Calculated as Net Operating Income divided by total revenues.

Retention Rates (Leases Commenced):

Calculated as the percentage of space either renewed or expanded into by existing tenants or subtenants at lease expiration.

Same Store Portfolio:

Our Same Store portfolio includes all of our properties owned and included in our stabilized portfolio for two comparable reporting periods, i.e., owned and included in our stabilized portfolio as of January 1, 2017 and still owned and included in the stabilized portfolio as of December 31, 2018. It does not include undeveloped land, development and redevelopment properties currently committed for construction, under construction, or in the tenant improvement phase and properties held-for-sale. We define redevelopment properties as those projects for which we expect to spend significant development and construction costs on existing or acquired buildings pursuant to a formal plan, the intended result of which is a higher economic return on the property.

Stated Interest Rate:

The rate at which interest expense is recorded per the respective loan documents, excluding the impact of the amortization of any debt discounts/premiums.

Tenant Improvement Phase:

Represents projects that have reached cold shell condition and are ready for tenant improvements, which may require additional major base building construction before being placed in service.

Kilroy Realty Corporation
Fourth Quarter 2018 Supplemental Financial Report

Reconciliation of Net Income Available to Common Stockholders to Same Store Net Operating Income
(unaudited, $ in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net Income Available to Common Stockholders	$160,220	$28,529	$258,415	$151,249
Net income attributable to noncontrolling common units of the Operating Partnership	3,185	590	5,193	3,223
Net income attributable to noncontrolling interests in consolidated property partnerships	3,485	3,421	14,318	12,780
Total preferred dividends	—	—	—	13,363
Net Income	166,890	32,540	277,926	180,615
Adjustments:
General and administrative expenses	33,872	16,831	90,471	60,581
Depreciation and amortization	64,860	60,149	254,281	245,886
Interest income and other net investment loss (gain)	1,706	(1,874)	559	(5,503)
Interest expense	12,436	14,564	49,721	66,040
Loss on early extinguishment of debt	12,623	5,312	12,623	5,312
Gain on sales of land	(11,825)	—	(11,825)	(449)
Gains on sales of depreciable operating properties	(142,926)	—	(142,926)	(39,507)
Net Operating Income, as defined (1)	137,636	127,522	530,830	512,975
Wholly-Owned Properties	119,984	109,761	460,669	441,204
Consolidated property partnerships: (2)
100 First Street (3)	3,696	4,577	15,306	17,616
303 Second Street (3)	8,312	7,515	31,943	31,222
Crossing/900 (4)	5,644	5,669	22,912	22,933
Net Operating Income, as defined (1)	137,636	127,522	530,830	512,975
Non-Same Store GAAP Net Operating Income (5)	(15,657)	(9,068)	(48,243)	(44,680)
Same Store GAAP Net Operating Income	121,979	118,454	482,587	468,295
GAAP to Cash Adjustments:
GAAP Operating Revenues Adjustments, net (6)	(11,658)	(7,389)	(42,376)	(38,463)
GAAP Operating Expenses Adjustments, net (7)	281	504	5,743	3,114
Same Store Cash Net Operating Income	$110,602	$111,569	$445,954	$432,946

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(1)	Please refer to pages 30-31 for Management Statements on Net Operating Income, Same Store Net Operating Income and Same Store Cash Net Operating Income.

(2)	Reflects GAAP Net Operating Income for all periods presented.

(3)	For all periods presented, an unrelated third party entity owned approximately 44% common equity interests in two properties located at 100 First Street and 303 Second Street in San Francisco, CA.

(4)
For all periods presented, an unrelated third party entity owned an approximate 7% common equity interest in two properties located at 900 Jefferson Avenue and 900 Middlefield Road in Redwood City, CA.

(5)
Includes the results of one development project added to the stabilized portfolio in the first quarter of 2017, three office properties we acquired in the first quarter of 2018, one office property we acquired in the fourth quarter of 2018, eleven properties disposed of during the fourth quarter of 2018, ten office properties disposed of during the third quarter of 2017, one office property disposed of during the first quarter of 2017 and our in-process and future development projects.

(6)	Includes the net effect of straight-line rents, amortization of deferred revenue related to tenant-funded tenant improvements and amortization of above and below market lease intangibles.

(7)	Includes the amortization of above and below market lease intangibles for ground leases and the provision for bad debts.

Kilroy Realty Corporation
Fourth Quarter 2018 Supplemental Financial Report

Reconciliation of Net Income Available to Common Stockholders to EBITDA, as Adjusted
(unaudited, $ in thousands)

	Three Months Ended December 31,
	2018	2017
Net Income Available to Common Stockholders	$160,220	$28,529
Interest expense	12,436	14,564
Depreciation and amortization	64,860	60,149
Loss on early extinguishment of debt	12,623	5,312
Net income attributable to noncontrolling common units of the Operating Partnership	3,185	590
Net income attributable to noncontrolling interests in consolidated property partnerships	3,485	3,421
Gains on sales of depreciable operating properties	(142,926)	—
EBITDA, as adjusted (1)	$113,883	$112,565

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(1)
Please refer to page 31 for a Management Statement on EBITDA, as adjusted. The Company’s calculation of EBITDA, as adjusted, is the same as EBITDAre, as defined by NAREIT, as the Company does not have any unconsolidated joint ventures.